UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 2, 2020

NABORS INDUSTRIES LTD.

(Exact name of registrant as specified in its charter)

Bermuda	001-32657	98-0363970
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

Crown House 4 Par-la-Ville Road Second Floor Hamilton, HM08 Bermuda	N/A
(Address of principal executive offices)	(Zip Code)

(441) 292-1510

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common shares	NBR	NYSE
Preferred shares – Series A	NBR.PRA	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On May 27, 2020, Nabors Industries Ltd. (the “Company”) entered into an amendment (the “Amendment”) to that certain Rights Agreement, dated as of May 5, 2020, (the “Rights Agreement”) between the Company and Computershare Trust Company, N.A., as Rights Agent, which Rights Agreement granted one preferred share purchase right (a “Right”) for each issued and outstanding common share of the Company, par value US$0.05 per share (the “Common Shares”). The Rights Agreement provides that a person or group of affiliated or associated persons becomes an “Acquiring Person” (as defined in the Rights Agreement) upon acquiring beneficial ownership of 4.9% or more of the issued and outstanding Common Shares, with certain exceptions for, among other things, employee benefit plans of the Company or of any Subsidiary and holders with beneficial ownership in excess of such percentage as of the time of the first public announcement of the declaration of the grant of Rights. The Amendment amended the definition of “Acquiring Person” to permit Hushang Ansary, together with his affiliates and associates, to beneficially own up to 10% of the outstanding Common Shares without becoming an “Acquiring Person”.

A copy of the Rights Agreement and Amendment is available free of charge from the Company. This summary description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment, which is filed as an exhibit hereto and incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

The annual general meeting of shareholders (the “Annual Meeting”) of the Company was held on June 2, 2020. Holders of 363,368,239 shares, representing 86.62% of our outstanding shares of common stock entitled to vote as of the record date for the Annual Meeting, participated in person or by proxy.

As explained in our proxy statement relating to the Annual Meeting:

•         In accordance with the Company’s Bye-Laws, directors are elected by a plurality of the votes cast. However, the Company has adopted a policy requiring that, in the event a nominee does not receive the affirmative vote of a majority of the shares voted in connection with his or her election, he or she must promptly tender his or her contingent resignation from the Board of Directors (the “Board”), which the Board will accept unless it determines that it would not be in the Company’s best interests to do so.

•         Approval of the other matters considered at the Annual Meeting required the affirmative vote of the holders of a majority of shares present in person or represented by proxy and entitled to vote at the meeting, with abstentions having the effect of votes against a proposal and broker nonvotes being disregarded in the calculation.

The matters voted upon at the Annual Meeting were:

A.	Election of Directors*

	Shares For	Shares Withheld	Nonvotes	Result
Tanya S. Beder	208,336,179	89,116,881	65,915,179	Elected
Anthony R. Chase	267,646,023	29,807,037	65,915,179	Elected
James R. Crane	212,887,237	84,565,823	65,915,179	Elected
John P. Kotts	166,088,422	131,364,638	65,915,179	Elected
Michael C. Linn	161,967,928	135,485,132	65,915,179	Elected
Anthony G. Petrello	264,407,764	33,045,296	65,915,179	Elected
John Yearwood	213,545,748	83,907,312	65,915,179	Elected

*All directors were elected by a majority of shares voted.

B.	Approval and Appointment of PricewaterhouseCoopers LLP as Our Independent Auditor and Authorization for the Audit Committee To Set the Independent Auditor’s Remuneration

For	355,781,230
Against	7,060,222
Abstain	526,787

RESULT: Approved (97.91% For)

C.	Advisory Vote on Compensation of Named Executive Officers

For	103,842,247
Against	192,040,079
Abstain	1,570,734
Nonvotes	65,915,179

RESULT: Not Approved (34.91% For)

D.	Approval of the Amended and Restated Nabors Industries Ltd. 2016 Stock Plan

For	288,424,494
Against	8,141,121
Abstain	887,445
Nonvotes	65,915,179

RESULT: Approved (96.96% For)

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Amendment No. 1 to Rights Agreement, dated May 27, 2020 between Nabors Industries Ltd. and Computershare Trust Company, N.A., as Rights Agent.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Nabors Industries Ltd.

Date: June 2, 2020	By:	/s/Mark D. Andrews
Name: Mark D. Andrews
Title: Corporate Secretary